Exhibit 99.1

August 11, 2005

Investors:		Media:
Madeline Hopkins	Michael Ruane	Brian Robins
(484) 582-5506	(484) 582-5405	(484) 582-5468

CONSORTIUM OF PRIVATE EQUITY FIRMS COMPLETES ACQUISITION OF SUNGARD

Transaction Ranks As Second Largest LBO Ever

Wayne, PA – SunGard (NYSE:SDS) announced today the completion of the acquisition of SunGard Data Systems Inc. by a consortium of private equity investment firms organized by Silver Lake Partners that also includes Bain Capital, The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners and Texas Pacific Group. Under the terms of the merger agreement, the company’s stockholders are entitled to receive $36 per share in cash, without interest.

SunGard announced on March 28, 2005 a definitive agreement with the private equity consortium regarding the acquisition of the company for $11.4 billion in cash. This transaction represents the largest technology privatization as well as the second largest leveraged buyout ever completed.

Cristóbal Conde, president and chief executive officer, commented, “This transaction has provided great value to our stockholders and represents an endorsement of our business model, industry leadership and financial flexibility. As a private company, SunGard will continue to provide mission-critical software applications to customers in financial services, higher education and the public sector, as well as delivering information availability services to information-dependent enterprises of all types. We look forward to continuing to provide the high levels of service our customers are accustomed to receiving. ”

“On behalf of everyone at SunGard, I would like to acknowledge the numerous contributions of Jim Mann, who has led the company since 1983. Jim has done more to create stockholder value than any other person in the history of our company, and for that he has our deepest gratitude,” added Mr. Conde.

Glenn H. Hutchins, a cofounder and managing member of Silver Lake Partners, said on behalf of the private equity consortium, “SunGard begins its new life as a private company today. Though we have a lot of hard work in front of us, this is an occasion to thank the many contributors, particularly the company’s exemplary management team, who made this transaction possible. As new owners of SunGard, we will work closely with management to build upon and extend the company’s legacy of technology leadership, cutting-edge products, and world-class customer service.”

SunGard stock will cease to trade on the New York Stock Exchange at market close today and will be delisted. Under the terms of the agreement, SunGard stockholders are entitled to receive $36 in cash for each share (“merger consideration”) of SunGard common stock that they hold. As soon as practicable, a paying agent appointed by SunGard will mail a letter of transmittal and instructions to all SunGard stockholders of record. The letter of transmittal and instructions will contain information on how to surrender SunGard common stock in exchange for the merger consideration, without interest. Stockholders of record should be in receipt of the letter of transmittal before surrendering their shares. Stockholders who hold shares through a bank or broker will not have to take any action to have their shares converted into cash as such conversions will be handled by the bank or broker.

About SunGard

SunGard is a global leader in integrated software and processing solutions, primarily for financial services and higher education. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 25,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenue of $3 billion. Visit SunGard at www.sungard.com.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital, venture capital and public equity with more than $26 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies in a variety of industries around the world, and has a team of almost 200 professionals dedicated to investing in and supporting its portfolio companies. A global team of professionals focused on technology has guided investments in nearly 75 technology and information services companies, including UGS PLM, Ameritrade, DoubleClick, TeamSystem, ProfitLogic, Experian, Gartner Group, Therma-Wave, and USinternetworking. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

About The Blackstone Group

The Blackstone Group, a global investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Paris and Mumbai, was founded in 1985. The firm has raised a total of approximately $35 billion for alternative asset investing since its formation. Over $14 billion of that has been for private equity investing, including Blackstone Capital Partners IV, among the largest institutional private equity funds at $6.45 billion. In addition to Private Equity Investing, The Blackstone Group’s core businesses are Private Real Estate Investing, Corporate Debt Investing, Marketable Alternative Asset Management, Corporate Advisory, and Restructuring and Reorganization Advisory. www.blackstone.com

About Goldman Sachs Capital Partners

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 11 investment vehicles aggregating $26 billion of capital to date. With $8.5 billion in committed capital, GS Capital Partners V is the current primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.

About KKR

KKR is one of the world’s oldest and most experienced private equity firms specializing in management buyouts, with offices in New York, Menlo Park, California and London. Over the past 29 years, KKR has invested in more than 130 transactions with a total value of US$158 billion. For more information, visit www.kkr.com.

About Providence Equity Partners Inc.

Providence Equity Partners Inc. is a global private investment firm specializing in equity investments in media, communications and information companies around the world. The principals of Providence Equity manage funds with over $9.0 billion in equity commitments, including Providence Equity Partners V, a $4.25 billion private equity fund, and have invested in more than 80 companies operating in over 20 countries since the firm’s inception in 1990. Significant investments include VoiceStream Wireless, PanAmSat, AT&T Canada, Western Wireless, eircom, Casema, Kabel Deutschland, Language Line, Metro-Goldwyn-Mayer, F&W Publications, ProSiebenSat.1, Nextel, Warner Music Group, Recoletos, and Bresnan Broadband Holdings. Providence Equity has offices in Providence, Rhode Island, London, England, and New York, New York. For more information, visit www.provequity.com.

About Silver Lake Partners

Silver Lake Partners is the leading private equity firm focused exclusively on large-scale investing in technology and related growth industries. Silver Lake is currently making investments from its $3.6 billion second fund. The firm is also managing investments it previously made from its $2.3 billion first fund raised in 1999. Silver Lake seeks to achieve superior returns by investing with the strategic insight of an experienced industry participant, the operating skill of a world-class manager, and the financial expertise of a disciplined private equity investor. Silver Lake’s mission is to function as a value-added partner to the management teams of the world’s leading technology franchises. The firm recently announced a strategic investment in The Nasdaq Stock Market and an agreement to acquire Instinet’s institutional brokerage business. Silver Lake’s current portfolio includes investments in technology industry leaders such as Ameritrade, Business Objects, Flextronics, Gartner, Nasdaq, Network General, Seagate Technology, Thomson and UGS. For more information: www.silverlake.com.

About Texas Pacific Group

Texas Pacific Group, founded in 1993 is a private investment partnership managing over $15 billion in assets. The firm is and based in Fort Worth, Texas, with additional offices in San Francisco and London. TPG seeks to invest in world-class franchises across a range of industries, including significant investments in technology, retail, consumer products, airlines and healthcare. TPG is a leading global private equity investor in the technology sector with investments in Business Objects (BOBJ), Conexant (CNXT), MEMC Electronic Materials (WFR), ON Semiconductor (ONNN), Paradyne Networks (PDYN), Seagate Technology (STX), Lenovo Group Limited (LNVGY), Isola, Network General, and Smart Modular. Significant investments outside of technology include Continental Airlines (CAL), Del Monte Foods (DLM), Petco (PETC), Punch Taverns (PUB), Ducati Motorcycles (DMH), J. Crew Group and Burger King.

Trademark Information: SunGard and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown on information technology spending levels, trading volumes and services revenue; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism or catastrophic events; the effect of disruptions to our ASP Systems; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2004, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

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